SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
The Securities Exchange Act of 1934

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☐	Preliminary Information Statement
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☒	Definitive Information Statement

COBRA OIL & GAS COMPANY

(Name of Registrant As Specified In Its Charter)

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COBRA OIL & GAS COMPANY
Uptown Center
2100 West Loop South, Suite 900
Houston, Texas 77027

NOTICE OF ACTION TO BE TAKEN PURSUANT TO WRITTEN CONSENT
OF MAJORITY STOCKHOLDERS

To the stockholders of Cobra Oil & Gas Company (the “Company”):

Notice is hereby given that our majority stockholders, pursuant to a signed written consent, dated September 8, 2009, have authorized and approved the following:

1.
An amendment of our Articles of Incorporation to (i) change our name from Cobra Oil & Gas Company to Viper Resources, Inc; and (ii) increase our authorized capitalization from 200,000,000 shares, consisting of 100,000,000 shares of common stock, $0.00001 par value and 100,000,000 shares of preferred stock, $0.00001 par value to 400,000,000 shares, consisting of 300,000,000 shares of common stock $0.00001 par value and 100,000,000 shares of preferred stock, $0.00001 par value.

The Amendment of our Articles of Incorporation was also approved on September 8, 2009 by the written consent of our sole director.

The amendment of our Articles of Incorporation will not be effective until the Articles of Amendment are filed with and made effective by the Nevada Secretary of State.  We intend to have this document made effective approximately 20 calendar days after the accompanying Information Statement is first mailed to our stockholders.

No action is required by you. The accompanying Information Statement is furnished only to inform our stockholders of the action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Act of 1934, as amended. This Information Statement is being mailed to you on or about October 5, 2009.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE VOTED TO APPROVE THE AMENDMENT OF OUR ARTICLES OF INCORPORATION. THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE SHAREHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THIS MATTER.

By Order of the Board of Directors,

/s/ Massimiliano Pozzoni
Massimiliano Pozzoni
President and Director

September 29, 2009

COBRA OIL & GAS COMPANY
Uptown Center
2100 West Loop South, Suite 900
Houston, Texas 77027

INFORMATION STATEMENT

September 29, 2009

This Information Statement is being furnished to stockholders of Cobra Oil & Gas Company, a Nevada corporation (the “Company”), to advise them of corporate action approved without a meeting by less than unanimous written consent of stockholders.  This action is the adoption of an amendment to the Company’s Articles of Incorporation (the “Charter Amendment”) to (i) change the Company’s name from Cobra Oil & Gas Company to Viper Resources Inc.; and (ii) increase the Company’s authorized capital stock from 200,000,000 shares consisting of 100,000,000 shares of common stock, $0.00001 par value and 100,000,000 shares of preferred stock, $0.00001 par value to 400,000,000 shares, consisting of 300,000,000 shares of common stock $0.00001 par value and 100,000,000 shares of preferred stock, $0.00001 par value.  The Charter Amendment requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote thereon.  There are no dissenters’ rights applicable to the Charter Amendment.

A copy of the Certificate of Amendment to the Articles of Incorporation of the Company is attached to this Information Statement as Appendix A.

The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on September 8, 2009 (the “Record Date”).  As of the Record Date, there were outstanding 76,312,227 shares of the Company’s common stock.  The holders of all outstanding shares of common stock are entitled to one vote per share of common stock registered in their names on the books of the Company at the close of business on the Record Date.

The Board of Directors of the Company, by written consent on September 8, 2009, has approved, and stockholders holding 39,147,237 (approximately 51.3%) of the Company’s outstanding common shares on September 8, 2009, have consented in writing to the Charter Amendment.  Accordingly, all corporate actions necessary to authorize the Charter Amendments have been taken.  Under Section 78.320 of the Nevada Revised Statutes (“NRS”), any action required or permitted by the NRS to be taken at an annual or special meeting of stockholders of a Nevada corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having at least a majority of the voting power that would be necessary to authorize or take such action at a meeting.  Prompt notice of the approval of the Charter Amendment must be given to those stockholders who have not consented in writing to the action and who, if the action had been taken at a meeting, would otherwise have been entitled to notice of the meeting.  In accordance with the regulations under the Securities Exchange Act of 1934, the Charter Amendment will not become effective until at least 20 days after the Company has mailed this Information Statement to its stockholders.  Promptly following the expiration of this 20-day period, the Company intends to have the Charter Amendment become effective.  The change in the Company’s name and authorized capitalization will become effective on the date indicated in the Charter Amendment.

The executive offices of the Company are located at Uptown Center, 2100 West Loop South, Suite 900, Houston, Texas 77027.

PLEASE BE ADVISED THAT THIS IS ONLY AN INFORMATION STATEMENT.  THE COMPANY IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND THE COMPANY A PROXY.

This Information Statement is first being sent or given to the holders of the Company’s outstanding common stock, the Company’s only class of voting securities outstanding, on or about October 5, 2009.  Each holder of record of shares of the Company’s common stock at the close of business on September 8, 2009 is entitled to receive a copy of this Information Statement.

FREQUENTLY ASKED QUESTIONS

The following questions and answers are intended to respond to frequently asked questions concerning the actions approved by our board of directors and a majority of the persons entitled to vote.  These questions do not, and are not intended to, address all the questions that may be important to you.  You should carefully read the entire Information Statement, as well as its appendices and the documents incorporated by reference in this Information Statement.

Q:           WHY AREN'T WE HOLDING A MEETING OF STOCKHOLDERS?

A:           The board of directors has already approved the Amendment to our Articles of Incorporation and has received the written consent of a majority of the voting interests entitled to vote on such actions.  Under the Nevada Revised Statutes these actions may be approved by the written consent of a majority of the voting interests entitled to vote. Since we have already received written consents representing the necessary number of votes, a meeting is not necessary and represents a substantial and avoidable expense.

Q:           WHAT ARE THE PURPOSES OF THE AMENDMENT?

A:           The purposes of the Amendment are to change our name and to authorize additional shares of common stock for us to issue to raise capital, for mergers and acquisitions, and to provide compensation that is not payable in cash.

Q:           HOW WILL THE AMENDMENT AFFECT THE OFFICERS, DIRECTORS AND EMPLOYEES OF THE COMPANY?

A:           The officers, directors and employees of the Company will continue in the same capacities after the Amendment as before the Amendment.

Q:           CAN I REQUIRE YOU TO PURCHASE MY STOCK?

A:           No. Under the Nevada Revised Statutes, you are not entitled to appraisal and purchase of your stock as a result of the Amendment.

Q:           WHO WILL PAY THE COSTS OF THE NAME CHANGE AND RECAPITALIZATION?

A:           We will pay all of the costs of the Amendment, including distributing this Information Statement.  We may also pay brokerage firms and other custodians for their reasonable expenses for forwarding information materials to the beneficial owners of our common stock.  We do not anticipate contracting for other services in connection with the Amendment.

Amendment of Articles of Incorporation

The board of directors of the Company and stockholders holding a majority of the Company’s outstanding common shares (the “Majority Stockholders”) have approved an amendment to the Company’s Articles of Incorporation to change our name and increase our authorized common stock.

To resolve a name conflict with a Texas corporation operating as Cobra Oil & Gas Corp. our Board of Directors and Majority Stockholders have determined it to be in our best interests to change our name from Cobra Oil & Gas Company to Viper Resources Inc.  The name change will help people to avoid confusing the two entities.

Our Articles of Incorporation authorizes us to issue 200,000,000 shares of capital stock, consisting of 100,000,000 shares of common stock, $0.00001 par value and 100,000,000 shares of preferred stock, $0.00001 par value.  Our Board of Directors and stockholders holding a majority of our outstanding voting shares have approved an amendment to our Articles of Incorporation to increase our authorized capitalization to 400,000,000 shares, consisting of 300,000,000 shares of common stock, $0.00001 par value and 100,000,000 shares of preferred stock, $0.00001 par value.

The Board of Directors believes that the increase in authorized common stock is desirable in order to provide the Company with a greater degree of flexibility to issue shares of common stock, without the expense and delay of a special stockholders’ meeting, in connection with future equity financings, future opportunities for expanding the business through investments or acquisitions, management incentive and employee benefit plans and for other general corporate purposes. The Company has no current plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized common shares.

The increase in authorized capital will not have any immediate effect on the rights of existing stockholders.  However, the Board will have the authority to issue authorized common stock at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without requiring future stockholder approval of such issuances, except as may be required by applicable law or stock exchange regulations.  To the extent that additional authorized shares are issued in the future, they will decrease our existing stockholders’ percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing stockholders.  The holders of our common stock have no preemptive rights.

The increase in authorized capital with respect to the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by our stockholders.  Shares of authorized and unissued common stock could be issued (within the limits imposed by applicable law) in one or more transactions.  Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

While the amendment may have anti-takeover ramifications, the board of directors believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire the Company to negotiate directly with the board of directors enabling the board of directors to consider the proposed transaction in a manner that best serves the stockholders' interests.

No Dissenters' Rights

Under the Nevada Revised Statutes, our Articles of Incorporation and our By-Laws, holders of our voting securities are not entitled to dissenters' rights with respect to any of the amendments to our Certificate of Incorporation.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of September 8, 2009 with respect to the beneficial ownership of shares of our common stock by (i) each person known by us to be the owner of more than 5% of the outstanding shares of common stock, (ii) each director and executive officer, and (iii) all executive officers and directors as a group.  The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on such date and all shares of our common stock issuable to such holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by such person at said date which are exercisable within 60 days of September 8, 2009.  Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse.:

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percentage of Class(1)

Massimiliano Pozzoni Uptown Center 2100 North Loop South, Suite 900 Houston, TX 77002	Common Stock, par value $0.00001 per share	35,000,000 shares – direct	45.86%

Banque SCS Alliance SA Route de Chancy 6B Case Postal 64 CH 12111 – Geneva 8 Switzerland	Common Stock, par value $0.00001 per share	4,500,000 shares – direct (2)	5.71%

Enercor Inc. 1901 Avenue of the Stars, Suite 200 Los Angeles, CA 90067	Common Stock, par value $0.00001 per share	4,147,237 shares – direct (3)	5.43%

All executive officers and directors as a group (1 person)	Common Stock, par value $0.0001 per share	35,000,000 shares	45.86%

(1)	Based upon 76,312,227 shares issued and outstanding on September 8, 2009.
(2)	Includes 2,500,000 shares underlying presently exercisable warrants. Excludes 500,000 shares, the issuance of which is pending.
(3)	Excludes 600,000 shares, the issuance of which is pending.

Where You Can Find More Information

We are required to comply with the reporting requirements of the Securities Exchange Act.  For further information about us, you may refer to:

•	our Annual Report on Form 10-K for the year ended May 31, 2009;
•	our Quarterly Reports on Form 10-Q for the quarters ended August 31, 2008, November 30, 2008, and February 28, 2009; and
•	our Current Reports on Form 8-K dated November 28, 2008, July 6, 2009, July 25, 2009, August 5, 2009, August 12, 2009 and August 12, 2009.

You can review these filings at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, DC 20549.  These filings are also available electronically on the World Wide Web at http://www.sec.gov.

September 29, 2009	By Order of the Board of Directors

/s/ Massimiliano Pozzoni
Massimiliano Pozzoni
President

APPENDIX A

FORM OF
CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.           Name of Corporation:  COBRA OIL & GAS COMPANY
2.           The articles have been amended as follows (provide article numbers, if available):

Article 1 - is amended to read:
"The name of the corporation is Viper Resources Inc."

Article 3 - is amended to read:
"SHARES: The number of shares the corporation is authorized to  issue is 300,000,000  shares of common stock, par value $0.00001 per share, and 100,000,000 shares of preferred stock, par value $0.00001 per share.  Preferred shares may be issued from time to time in one or more series in the discretion of the board of directors. The board has the authority to establish the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof."

3.           The  vote by  which  the  stockholders  holding  shares  in the  corporation entitling  them to  exercise at least a majority  of the voting  power,  or such greater  proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation  have voted in favor of the amendment is: 39,147,237 shares (51.3%) voting for (by written consent) and zero shares voting against.

4.	Effective Date of Filing: (optional)

5.           Signature (Required):

Massimiliano Pozzoni, President

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